                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Michael D. Dale and Deborah K. Chapman, and each of them, his attorney-in-fact, with full power of substitution, for the purpose of signing on his behalf, in any and all capacities, the Annual Report on Form 10-K of ATS Medical, Inc. pursuant to
Section 13 of the Securities and Exchange Act of 1934, as amended, for the fiscal year ended December 31, 2002 (the "10-K Report") and of signing any and all amendments to the 10-K Report and to deliver the 10-K Report and any and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.


/s/ Manuel A. Villafana                                                Dated: February 27, 2003
------------------------------------
Manuel A. Villafana

/s/ Michael D. Dale                                                    Dated: February 27, 2003
------------------------------------
Michael D. Dale

/s/ David L. Boehnen                                                   Dated: February 27, 2003
------------------------------------
David L. Boehnen

/s/ A. Jay Graf                                                        Dated: February 27, 2003
------------------------------------
A. Jay Graf

/s/ Eric W. Sivertson                                                  Dated: February 27, 2003
------------------------------------
Eric W. Sivertson